Exhibit (L)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

February 25, 2013

BlackRock Multi-Sector Income Trust

100 Bellevue Parkway

Wilmington, Delaware 19809

Re:	BlackRock Multi-Sector Income Trust —
Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to BlackRock Multi-Sector Income Trust, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act, in connection with the issuance and sale by the Trust of up to 2,650,000 shares (the “Shares”) (including shares subject to an over-allotment option) of the Trust’s common shares of beneficial interest, par value $0.001 per share.

This opinion is being furnished in accordance with the requirements of Item 25 of the Form N-2 Registration Statement under the Securities Act of 1933 (the “Securities Act”) and the Investment Company Act of 1940 (the “1940 Act”).

In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the notification of registration on Form N-8A (File No. 811-22774) of the Trust (the “1940 Act Notification”) filed with the Securities and Exchange Commission (the “Commission”) under the 1940 Act on November 30, 2012;

(ii) the Registration Statement on Form N-2 (File Nos. 333-185205 and 811-22774) of the Trust relating to the Shares filed with the Commission on November 30, 2012 under the Securities Act and the 1940 Act, and as amended by Pre-Effective Amendment No. 1 on January 9, 2013, Pre-Effective Amendment No. 2 on January 15, 2013, Pre-Effective Amendment No. 3 on January 24, 2013 and Pre-Effective Amendment No. 4 on February 22, 2103 (such Registration Statement, as so amended, being hereinafter referred to as the “Basic Registration Statement”);

BlackRock Multi-Sector Income Trust

February 25, 2013

(iii) the Registration Statement of the Trust on Form N-2 filed with the Commission herewith and deemed automatically effective upon filing pursuant to Rule 462(b) under the Securities Act (such Registration Statement, at the time it became effective, together with the Basic Registration Statement being hereinafter referred to as the “Registration Statement”);

(iv) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into between the Trust, as issuer, BlackRock Advisors, LLC, as investment advisor to the Trust, BlackRock Financial Management, Inc., as investment sub-advisor to the Trust, BlackRock Investment Management, LLC, as investment sub-advisor to the Trust, and the representatives of the several Underwriters named therein (the “Underwriters”), filed as an exhibit to the Registration Statement;

(v) a copy of the Trust’s Certificate of Trust, as certified by the Secretary of State of the State of Delaware;

(vi) a copy of the Certificate of Amendment to the Trust’s Certificate of Trust, dated November 26, 2012, as certified by the Secretary of State of the State of Delaware;

(vii) a copy of the Certificate of Amendment to the Trust’s Certificate of Trust, dated December 10, 2012, as certified by the Secretary of State of the State of Delaware;

(viii) a copy of the Trust’s Agreement and Declaration of Trust, dated November 13, 2012, as amended November 26, 2012 and December 10, 2012 (the “Declaration”), as certified by the Assistant Secretary of the Trust;

(ix) a copy of the Trust’s Amended and Restated By-Laws, as currently in effect (the “By-Laws”), as certified by the Assistant Secretary of the Trust;

(x) certain resolutions adopted by the Board of Trustees of the Trust on December 17, 2012 and February 7, 2013 relating to the creation, issuance and sale of the Shares and related matters, as certified by the Assistant Secretary of the Trust; and

(xi) certain resolutions adopted by the pricing committee established by the Board of Trustees of the Trust relating to the issuance and sale of the Shares, as certified by the Assistant Secretary of the Trust.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents

BlackRock Multi-Sector Income Trust

February 25, 2013

submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials.

In making our examination of documents, we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that if a holder of Shares requests a certificate representing such holder’s Shares, such certificate will have been signed manually or by facsimile by an authorized officer of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar.

Members of our firm are admitted to the practice of law in the State of Delaware and we do not express any opinion as to any laws other than the Delaware Statutory Trust Act.

Based upon and subject to the foregoing, we are of the opinion that when the Shares have been delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable (except as provided in the last sentence of Section 3.8 of the Declaration).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Opinions” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP